Exhibit 10.5
AMENDMENT TO S-76 NEW HELICOPTER SALES AGREEMENT
THIS AMENDMENT, dated as of the Acceptance Date stated below, by and between the Sikorsky Contracting Entity (“Sikorsky”) named below and the Buyer named below, hereby amends the S-76 New Helicopter Sales Agreement between the parties as follows:
     1. Definitions/Information for this Amendment

Buyer:	Offshore Logistics, Inc.
Sikorsky Contracting Entity:	Sikorsky Aircraft Corporation
Sikorsky Contract No.:	S76TD02065
Amendment No.:	4
     2. Amendment — Amend the S-76 Sales Agreements as follows:
     A. Configuration
     Revise Exhibit A, FOR THE 2004-2008 AIRCRAFT ONLY, as follows:
     Change 9015 Meggitt Avionics CVR/FDR: SCR500-630 to SCR500-1560
     B. Schedule
     The scheduled presentation dates for the Helicopter Acceptance and Completion Services Acceptance of aircraft delivered in 2004 are as follows:

	Helicopter	Completion Services
7th Helicopter	February 27, 2004	May 18, 2004
8th Helicopter	April 26, 2004	July 27, 2004
9th Helicopter	May 28, 2004	August 31, 2004
     C. Due to a current shortage of servos, Sikorsky may elect to transport the aircraft to the Completion Center using “used, airworthy” servos. These three main rotor servos and/or one tall rotor servo will be removed from the helicopter and retained by Sikorsky. Prior to the scheduled presentation date of the completion services, Sikorsky will install “new production servos” (in accordance with Sikorsky type design) for the delivery of the helicopter.
3.	Reaffirmation — Except as modified above, all of the provisions of the Agreement remain the same, and the Agreement as modified hereby, is reaffirmed.
     IN WITNESS WHEREOF, this Amendment has been executed by each party’s authorized representative.

Offshore Logistics, Inc.:	Sikorsky Aircraft Corporation:
By: /s/ Drury A. Milke	By: /s/ MB Maurer
Name: Drury A. Milke	Name: M.B. Maurer
Title: President	Title: Vice President — Commercial Programs
Date: March 5, 2004	Date: March 5, 2004